UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2010 (August 3, 2010)

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2010, Petrohawk Energy Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc., on behalf the initial purchasers named therein (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $825 million aggregate principal amount of 7 1/4% Senior Notes due 2018 (the “Notes”) in accordance with a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes were sold to investors at 100% of the aggregate principal amount of the Notes. The net proceeds from the sale of the Notes were approximately $809.3 million (after deducting estimated offering fees and expenses). Interest on the Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2011.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and its existing wholly-owned subsidiaries, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

The foregoing description of the Purchase Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this current report on Form 8-K:

Exhibit No.	Item

10.1	Purchase Agreement dated August 3, 2010, among the Company and Barclays Capital Inc., on behalf of Barclays Capital Inc., J.P. Morgan Securities, Inc., Wells Fargo Securities, LLC, Banc of America Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation, Credit Agricole Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Capital One Southcoast, Inc., Citigroup Global Markets Inc., Mizuho Securities USA Inc., and Natixis Bleichroeder LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: August 6, 2010	By:	/S/ C. BYRON CHARBONEAU
C. Byron Charboneau Vice President—Chief Accounting Officer and Controller

INDEX TO EXHIBITS

Exhibit No.	Item

10.1	Purchase Agreement dated August 3, 2010, among the Company and Barclays Capital Inc., on behalf of Barclays Capital Inc., J.P. Morgan Securities, Inc., Wells Fargo Securities, LLC, Banc of America Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation, Credit Agricole Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Capital One Southcoast, Inc., Citigroup Global Markets Inc., Mizuho Securities USA Inc., and Natixis Bleichroeder LLC.